Exhibit 99.2

CFO Commentary - Second Quarter 2018 Financial Results

The following metrics and commentary are provided by management and should be reviewed in conjunction with our second quarter 2018 financial results press release, available on the Investor Relations section of our website at http://investors.infinera.com.
Second Quarter 2018 Financial Results
GAAP

(In millions, except per share amounts and percentages)	Q2'18	Q1'18	Q2'17	Q/Q Change	Y/Y Change
Revenue	$208.2	$202.7	$176.8	3%	18%
Product	175.3	171.6	143.3	2%	22%
Service	32.9	31.1	33.5	6%	(2)%
Gross margin %	40.5%	40.5%	36.7%	0pts	3.8pts
Research and development	56.1	58.7	57.4	(4)%	(2)%
Sales and marketing	29.7	30.5	29.4	(3)%	1%
General and administrative	18.4	17.8	18.5	3%	(1)%
Restructuring and related	1.7	(0.2)	—	NMF	NMF
Total operating expenses	$105.9	$106.8	$105.3	(1%)	1%
Operating margin %	(10.4)%	(12.2)%	(22.9)%	1.8pts	12.5pts
Net loss	$(21.9)	$(26.3)	$(42.8)	17%	49%
EPS	$(0.14)	$(0.17)	$(0.29)	$0.03	$0.15

Non-GAAP

(In millions, except per share amounts and percentages)	Q2'18	Q1'18	Q2'17	Q/Q Change	Y/Y Change
Revenue	$208.2	$202.7	$176.8	3%	18%
Product	175.3	171.6	143.3	2%	22%
Service	32.9	31.1	33.5	6%	(2)%
Gross margin %	43.9%	43.7%	40.7%	0.2pts	3.2pts
Research and development	52.0	54.3	53.3	(4)%	(2)%
Sales and marketing	25.2	26.0	24.5	(3)%	3%
General and administrative	15.6	15.1	15.7	3%	(1)%
Total operating expenses	$92.8	$95.4	$93.5	(3%)	(1)%
Operating margin %	(0.7)%	(3.4)%	(12.2)%	2.7pts	11.5pts
Net loss	$(1.3)	$(7.2)	$(22.8)	82%	94%
EPS	$(0.01)	$(0.05)	$(0.15)	$0.04	$0.14

This CFO Commentary contains non-GAAP financial measures. The reconciliation of the GAAP to non-GAAP financial measures can be found at the end of this document.
Q2’18 Overview
In the second quarter of 2018, we delivered our fifth consecutive quarter of sequential revenue improvement as our next-generation products continued to be well received by customers. Revenue was slightly above the midpoint of our guidance, gross margin was at the high-end of guidance and EPS exceeded our guidance range. In the second quarter, we continued to demonstrate leverage in our operating model, growing revenue by 18% while reducing non-GAAP operating expenses by 1%, year-over-year.

In the first half of 2018 relative to the first half of 2017, we had strong leverage as well, growing revenue faster than expenses:

•	Revenue grew 17%

•	GAAP gross profit grew 29%; non-GAAP gross profit grew 26%

•	GAAP operating expenses grew 3%; non-GAAP operating expenses grew 2%
Revenue:
In the second quarter of 2018, we continued to see strong customer adoption and revenue growth of our ICE4 and XTM II products. We continued to ramp the AOFX-1200 and shipped our first XT-3600s to customers, completing our full product refresh. We had another strong quarter in our cable vertical and saw relative strength from our Tier-1 vertical, which grew sequentially in all regions in the second quarter. Revenue of $208.2 million in the second quarter of 2018 was slightly above the midpoint of our guidance range of $203 million to $213 million. In the second quarter of 2018, ICE4 products continued to grow as a percentage of our overall mix, comprising more than 30% of product revenue. ICE4 growth was driven by purchases of our AOFX-1200, our upgraded 1.2 tb/s linecards for DTN-X, by existing cable and Tier-1 customers looking to add capacity to their network.

In the second quarter, services revenue of $32.9 million was up 6% sequentially driven by higher installation revenue and growth in maintenance services attributable to our ongoing expansion of our installed base of networks.

Our top five customers consisted of a cable operator, a domestic Tier-1, an international Tier-1, an ICP and a Tier-2 carrier. Our two greater than 10% of revenue customers in the second quarter of 2018 were a cable operator and a domestic Tier-1.

Geographies
North America (58% of total revenue):

•
North America revenue performance in the second quarter was solid coming off a very strong first quarter. Revenue was up 8% year-over-year and down 6% sequentially, with spending from a key cable customer remaining robust. In addition, revenue from our Tier-1, Tier-2 and wholesale verticals (collectively, referred to in this document as “Service Providers”), grew sequentially, including spend from our largest Tier-1 customer growing sequentially but still lower relative to historical levels, as a result of its on-going integration.

International (42% of total revenue):

•
EMEA (30% of total revenue): Our second quarter revenue results in EMEA were strong, with year-over-year growth of 30% and sequential growth of 5% driven by increased demand for our new ICE4 and XTM II products. During the quarter, we saw strength across all of our major end markets. Within ICPs, one of our largest customers continues to invest in data center expansion in the region, driving revenue in the quarter. We also saw strong spending from certain Tier-2 customers on long-haul and metro deployments.

•
APAC (10% of total revenue): We enjoyed an exceptional quarter in APAC, with year-over-year growth of 47% and sequential growth of 119%. We continue to expect APAC will be a major growth region over the next few quarters, with encouraging signals that our new products will enable new multi-year opportunities, particularly in subsea and long-haul. Growth in Q2 was led by our largest customer in the region, a Tier-1 that not only utilizes our Instant Bandwidth technology extensively throughout its network but has also started investing substantially in ICE4 products. Excluding this customer, our broader Service Provider vertical also grew and ICPs were higher due to a large customer building out network in the region.

•
Other Americas (LATAM) (2% of total revenue): Our LATAM business remained relatively weak in the second quarter as spending from one of our key customers in the region continued to be hindered by challenging political conditions.

Customer Verticals

•
Cable spending remained robust in the second quarter, led by a customer that accounted for 23% of overall revenue and continued its investment in ICE4 solutions with deployments of our AOFX-1200 after significant XT-3300 deployments during the first quarter. We also enjoyed solid results from a handful of other customers, including recognizing our first XTM II revenues at our largest European metro customer in the second quarter.

•
Service Providers were strong in the second quarter of 2018, driven by investments in our ICE4 and XTM II products. AOFX-1200 is already seeing strong adoption from Service Providers and there is strong interest in the recently released XT-3600.

•
ICP results remained steady in the second quarter of 2018, slightly down sequentially. Our ICE4-based CX2 and XT-3300 products continue to be key drivers in this vertical as ICPs have been amongst the first adopters of our ICE4 products. We are seeing particular success internationally, as U.S.-based ICPs build out their data center infrastructures overseas.

Gross Margin (GAAP 40.5%; Non-GAAP 43.9%)

•
Our gross margin on a GAAP basis in the second quarter of 2018 was flat on a sequential basis due to a continued strong mix skewed towards new products and Instant Bandwidth licenses. In addition, there were certain footprint-heavy deals that carry lower margins initially that slipped from the second quarter to the third quarter of 2018, which drove margins upward.

•
Our gross margin on a non-GAAP basis in the second quarter of 2018 was stronger than expected, with our result coming in at the high-end of our guidance range of 40% to 44%, consistent with the GAAP gross margin discussion above.

Operating Expenses (GAAP $105.9 million; Non-GAAP $92.8 million)

•
Our GAAP operating expenses in the second quarter of 2018 declined on a sequential basis as we continued to realize benefits from our modified cost structure stemming from the restructuring plan announced in the fourth quarter of 2017. This decline was somewhat offset by one-time restructuring expenses incurred in the quarter.

•
Our non-GAAP operating expenses in the second quarter of 2018 came in largely as expected relative to our guidance range of $91 million to $95 million. In the quarter, we continued to make investments to bring our new products to market and in next-generation technologies. We also continued to execute on the restructuring plan that was announced in the fourth quarter of 2017, as evidenced by the 1% year-over-year decline in our non-GAAP operating expenses compared to revenue that was up 18% year-over-year.

Operating Margin (GAAP (10.4)%; Non-GAAP (0.7)%)

•	Our operating margin for the second quarter of 2018 on a GAAP basis improved sequentially due to higher revenue and lower operating expenses.

•	Our operating margin for the second quarter of 2018 on a non-GAAP basis was significantly better than our guidance of (3)% largely as a result of our strong gross margin result.
Earnings per Share (GAAP $(0.14); Non-GAAP $(0.01))

•
EPS for the second quarter of 2018 on a GAAP basis improved significantly, largely due to higher revenue, lower operating expenses and lower interest expense stemming from the maturity of our $150 million convertible debt on June 1, 2018.

•	EPS for the second quarter of 2018 on a non-GAAP basis was better than our midpoint guidance of ($0.05) primarily due to better than anticipated gross margin.

Balance Sheet and Cash Flow

(In millions)	Q2'18	Q1'18	Q2'17
Cash, investments & restricted cash, net of debt principal of $150 million	$129.3	$138.3	$183.3
Accounts receivable	$148.0	$161.5	$123.9
Inventory	$219.3	$215.9	$246.0
Cash provided by (used in) operations	$7.0	$(14.1)	$(3.0)
Capital expenditures	$13.5	$8.0	$24.5

•
Cash, investments and restricted cash, net of debt principal of $150 million, declined $9.0 million in the second quarter of 2018 on a sequential basis. This decrease was driven by capital expenditures, stemming from required investments to support future technologies, partially offset by $7.0 of cash from operations. We also paid off our $150 million convertible debt in the quarter, which matured on June 1, 2018.

•
Net accounts receivable in the second quarter of 2018 was down $13.5 million from the prior quarter primarily driven by strong collection efforts and our revenue in the prior quarter being back-end loaded.

•
Net inventory grew $3.4 million in the second quarter of 2018 on a sequential basis as we continue to balance building our inventory of new products to meet anticipated customer demand with rationalizing our inventory levels of previous generation products.

•
Cash provided by operations in the second quarter of 2018 was $7.0 million, as we narrowed our net loss, and benefitted from lower accounts receivable due to strong collections efforts and higher accounts payable due to the timing of payments.

•	Capital Expenditures were $13.5 million, higher than typical due to investments to support future technologies.

Forward-Looking Statements
This CFO Commentary contains a forward-looking statement based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statement includes, without limitation, our expectations that APAC will be a major growth region over the next few quarters. This statement is based on information available to us as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. For a list of risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statement please refer to our second quarter of 2018 earnings release of the same date. More information on potential factors that may impact our business are set forth in its Quarterly Report on Form 10-Q for the quarter ended on March 30, 2018 as filed with the SEC on May 10, 2018, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on our website at www.infinera.com and the SEC’s website at www.sec.gov. We assume no obligation to, and do not currently intend to, update any such forward-looking statements.
Use of Non-GAAP Financial Information
This CFO Commentary contains references to the following non-GAAP financial measures: gross margin, operating expenses, operating margin, net loss and EPS. To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated above, which exclude restructuring and related costs (credits), non-cash stock-based compensation expenses, amortization of debt discount on our convertible senior notes, amortization and impairment of acquired intangible assets, acquisition-related costs, and certain purchase accounting adjustments related to our acquisition of Transmode AB, which closed during the third quarter of 2015, along with related tax effects. We believe these adjustments are appropriate to enhance an overall understanding of our underlying financial performance and also our prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss, basic and diluted net loss per share, gross margin or operating margin prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.”

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended						Six Months Ended
	June 30, 2018		March 31, 2018		July 1, 2017		June 30, 2018		July 1, 2017
Reconciliation of Gross Profit:
U.S. GAAP as reported	$84,305	40.5%	$82,168	40.5%	$64,832	36.7%	$166,473	40.5%	$128,888	36.6%
Stock-based compensation(1)	2,039		994		2,071		3,033		3,902
Amortization of acquired intangible assets(2)	4,943		5,341		5,035		10,284		9,915
Acquisition-related costs(3)	—		—		6		—		46
Restructuring and related(4)	26		17		—		43		—
Non-GAAP as adjusted	$91,313	43.9%	$88,520	43.7%	$71,944	40.7%	$179,833	43.8%	$142,751	40.5%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$105,924		$106,846		$105,337		$212,770		$207,220
Stock-based compensation(1)	10,005		9,989		10,309		19,994		19,355
Amortization of acquired intangible assets(2)	1,487		1,607		1,515		3,094		2,983
Acquisition-related costs(3)	—		—		16		—		322
Restructuring and related(4)	1,680		(163)		—		1,517		—
Intangible asset impairment(5)	—		—		—		—		252
Non-GAAP as adjusted	$92,752		$95,413		$93,497		$188,165		$184,308

Reconciliation of Loss from Operations:
U.S. GAAP as reported	$(21,619)	(10.4)%	$(24,678)	(12.2)%	$(40,505)	(22.9)%	$(46,297)	(11.3)%	$(78,332)	(22.2)%
Stock-based compensation(1)	12,044		10,983		12,380		23,027		23,257
Amortization of acquired intangible assets(2)	6,430		6,948		6,550		13,378		12,898
Acquisition-related costs(3)	—		—		22		—		368
Restructuring and related(4)	1,706		(146)		—		1,560		—
Intangible asset impairment(5)	—		—		—		—		252
Non-GAAP as adjusted	$(1,439)	(0.7)%	$(6,893)	(3.4)%	$(21,553)	(12.2)%	$(8,332)	(2.0)%	$(41,557)	(11.8)%

Reconciliation of Net Loss:
U.S. GAAP as reported	$(21,938)		$(26,280)		$(42,839)		$(48,218)		$(83,290)
Stock-based compensation(1)	12,044		10,983		12,380		23,027		23,257
Amortization of acquired intangible assets(2)	6,430		6,948		6,550		13,378		12,898
Acquisition-related costs(3)	—		—		(4)		—		257
Restructuring and related(4)	1,706		(146)		—		1,560		—
Intangible asset impairment(5)	—		—		—		—		252
Amortization of debt discount(6)	1,892		2,779		2,577		4,671		5,091
Income tax effects(7)	(1,415)		(1,529)		(1,450)		(2,944)		(2,924)
Non-GAAP as adjusted	$(1,281)		$(7,245)		$(22,786)		$(8,526)		$(44,459)

Net Loss per Common Share - Basic and Diluted:
U.S. GAAP as reported	$(0.14)		$(0.17)		$(0.29)		$(0.32)		$(0.57)
Non-GAAP as adjusted	$(0.01)		$(0.05)		$(0.15)		$(0.06)		$(0.30)

Weighted Average Shares Used in Computing Net Loss per Common Share - Basic and Diluted:	152,259		150,333		147,538		151,296		146,662
____________________________

(1)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock

Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Cost of revenue	$624	$(122)	$834	$502	$1,558
Research and development	4,192	4,324	4,184	8,516	7,964
Sales and marketing	3,046	2,898	3,273	5,944	5,999
General and administration	2,767	2,767	2,852	5,534	5,392
	10,629	9,867	11,143	20,496	20,913
Cost of revenue - amortization from balance sheet*	1,415	1,116	1,237	2,531	2,344
Total stock-based compensation expense	$12,044	$10,983	$12,380	$23,027	$23,257
 _____________________________

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.

(2)
Amortization of acquisition-related intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with the Transmode acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP operating expenses, gross margin and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(3)
Acquisition-related costs associated with the Transmode acquisition include legal, financial, employee retention costs and other professional fees incurred in connection with the transaction, including squeeze-out proceedings. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(4)
Restructuring and related costs (credits) are related to Infinera's plan to restructure its worldwide operations, which was implemented during the fourth quarter of 2017. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.

(5)
Intangible asset impairment is associated with previously acquired intangibles, which Infinera has determined that the carrying value will not be recoverable. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that these expenses are not indicative of ongoing operating performance.

(6)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on its $150 million in aggregate principal amount of 1.75% convertible debt issuance in May 2013 over the term of the notes. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(7)	The difference between the GAAP and non-GAAP tax is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets.